                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement (No. 333-50291) on Form S-1 of U.S. Franchise Systems, Inc. of our report dated February 20, 1998 (March 17, 1998 as to Note 15 and April 1, 1998 as to Note
14), appearing in the Prospectus, which is part of this Registration Statement.


We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Atlanta, Georgia
April 22, 1998